News Release

911 Panorama Trail South • Rochester, NY 14625 • paychex.com

Paychex Reports First Quarter Fiscal 2027 Results

•
Delivered double-digit diluted EPS growth supported by strong PEO and Insurance Solutions revenue growth
•
Strong expansion of industry-leading operating margins
•
Advanced AI leadership and launched WISE Hire agentic recruiting solution

Rochester, N.Y. (September 23, 2026) - Paychex (Nasdaq: PAYX), a leading provider of expert-enabled HR, payroll, and benefits, today reported results for the fiscal quarter ended August 31, 2026 (the "first quarter") of the fiscal year ending May 31, 2027 ("fiscal 2027"). Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period.

	Three months ended
	August 31,
In millions, except per share amounts	2026	2025	Change
Total revenue	$1,630.5	$1,540.0	6%
Operating income	$619.2	$541.9	14%
Adjusted operating income*	$684.7	$626.7	9%
Diluted earnings per share	$1.21	$1.06	14%
Adjusted diluted earnings per share*	$1.34	$1.22	10%

"Paychex delivered a solid start to total revenue growth in fiscal 2027, with double-digit PEO and Insurance Solutions revenue and EPS growth underscoring the strength of our advisory solutions, disciplined execution, and continued progress against our strategic priorities," stated John Gibson, President and Chief Executive Officer. "Our results reflect the durability of our business model, go-to-market investments helping us bring the full breadth of our solutions to more prospects and clients, and the value businesses place on our ability to combine innovative technology with trusted advisory expertise to navigate an increasingly complex workforce, regulatory, and benefits environment."

Gibson continued, "We continued to build meaningful momentum in AI with compelling early adopter results from our award-winning WISE engine and the introduction of WISE Hire, our agentic recruiting solution. By extending AI-enabled automation and insights across Paychex HCM platforms and into Microsoft business applications where clients already work, we are making these capabilities easier to access and adopt. Together, we believe these innovations strengthen our competitive position, enhance productivity and client outcomes, and support sustainable growth and long-term shareholder value."

First Quarter Business Highlights

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Total revenue increased 6% to $1.6 billion.
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Management Solutions revenue increased 4% to $1.2 billion driven by higher revenue per client resulting from price realization and product penetration.
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Professional Employer Organization ("PEO") and Insurance Solutions revenue increased 12% to $367.6 million, primarily due to growth in the number of average PEO worksite employees and increased PEO insurance volumes.
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Interest on funds held for clients increased 5% to $49.8 million due to higher average interest rates.

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Operating income grew 14% to $619.2 million, primarily reflecting revenue growth and lower acquisition-related costs, and adjusted operating income grew 9% to $684.7 million.
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Operating margin was 38.0% compared to 35.2% and adjusted operating margin* was 42.0% compared to 40.7%.
•
Diluted earnings per share increased 14% to $1.21 and adjusted diluted earnings per share increased 10% to $1.34.

*Adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP measures. Please refer to the "Non-GAAP Financial Measures" section below. Operating margin and adjusted operating margin are calculated as a percentage of total revenue.

Financial Position, Liquidity and Return to Shareholders

As of August 31, 2026

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Cash, restricted cash, and total corporate investments of $1.0 billion.
•
Long-term borrowings, net of debt issuance costs, of $4.6 billion.

For the first quarter

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Cash flow from operations was $413.5 million.
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Paid dividends of $1.19 per share totaling $424.1 million.

Fiscal 2027 Business Outlook

Our current business outlook reflects current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. Forward-looking adjusted operating margin and adjusted diluted earnings per share exclude acquisition-related costs. With consideration of these impacts, we have updated our business outlook as follows:

	Fiscal Year 2027 Outlook	Updates
Total revenue growth	5% to 6%	No change
Management Solutions revenue growth	5% to 6%	No change
PEO and Insurance Solutions revenue growth	7% to 8%	Previously 6% to 7%
Interest on funds held for clients	$200 million to $210 million	Previously $195 million to $205 million
Adjusted operating margin	~44%	No change
Effective income tax rate	~24%	No change
Adjusted diluted earnings per share growth	7% to 9%	No change

Webcast Details

The Company will host an Earnings Conference Call on September 23, 2026 at 9:30 a.m. Eastern Time, to discuss these results. The live webcast will be available for replay on our Investor Relations portal at https://investor.paychex.com, where news releases, current financial information, Securities and Exchange Commission ("SEC") filings, and investor presentations are also accessible.

Contacts

Investor Relations:	Media Relations:
Rachel White	Tracy Volkmann
Head of Investor Relations	Manager, Public Relations
(513) 954-7388	(585) 387-6705
investors@paychex.com	public_relations@paychex.com

About Paychex

Paychex, Inc. (Nasdaq: PAYX) provides a comprehensive suite of expert-enabled technology and advisory solutions that help businesses manage HR, payroll, and benefits. Serving approximately 840,000 customers and paying 1 in 11 U.S. private sector workers, Paychex combines scale, trusted expertise, and innovation to help businesses succeed. Built on more than 50 years of workforce experience and one of the industry's largest proprietary HR datasets, Paychex's WISE agentic AI engine embeds intelligence directly into workflows to improve productivity, enhance decision-making, and deliver better outcomes. Learn more at paychex.com.

Non-GAAP Financial Measures

In addition to reporting operating income, operating margin, net income, and diluted earnings per share, which are U.S. generally accepted accounting principles ("GAAP") measures, we present adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), and adjusted EBITDA, which are non-GAAP financial measures. We believe these additional measures are indicators of the performance of our core business operations period over period. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the SEC. As such, they should not be considered a substitute for the U.S. GAAP measures of operating income, operating margin, net income, and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. For reconciliations of these non-GAAP financial measures to the comparable financial measures prepared in accordance with GAAP, please refer to the "Reconciliation of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures” table of this press release.

Cautionary Note Regarding Forward-Looking Statements

Certain written statements in this press release may contain, and members of management may from time to time make or discuss statements which constitute, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as "expect," "outlook," "will," "guidance," "projections," "anticipate," "believe," "can," "continue," "could," "future," "may," "possible," "potential," "should," and other similar words or phrases. Forward-looking statements include, without limitation, all matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, and similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;
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risks related to our use of artificial intelligence ("AI") and new technologies in our business;
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software defects, undetected errors, and development delays for our solutions;
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the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;
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the possibility of failure of our business continuity plan during a catastrophic event;
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the failure of third-party service providers to perform their functions;
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the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
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changes in health insurance and workers' compensation insurance rates and underlying claim trends;
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risks related to acquisitions and the integration and performance of the businesses we acquire;
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our clients' failure to reimburse us for payments made by us on their behalf;
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the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
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our failure to comply with covenants in our corporate bonds and debt agreements;
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changes in our credit ratings;
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changes in governmental regulations, laws, and policies;
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our ability to comply with U.S., state, and foreign laws and regulations;
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our compliance with data privacy and AI laws and regulations;
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our failure to protect our intellectual property rights;
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potential outcomes related to pending or future litigation matters;
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the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
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volatility in the political, market, and economic environment, including inflation and interest rate changes;
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our ability to attract and retain qualified people; and
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the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	Three months ended
	August 31,
	2026	2025	Change
Revenue:
Management Solutions	$1,213.1	$1,163.3	4%
PEO and Insurance Solutions	367.6	329.1	12%
Total service revenue	1,580.7	1,492.4	6%
Interest on funds held for clients(1)	49.8	47.6	5%
Total revenue	1,630.5	1,540.0	6%
Expenses:
Cost of service revenue	430.1	413.8	4%
Selling, general and administrative expenses	581.2	584.3	(1)%
Total expenses	1,011.3	998.1	1%
Operating income	619.2	541.9	14%
Interest expense	(65.1)	(68.2)	(5)%
Other income, net(1)	10.9	23.8	(54)%
Income before income taxes	565.0	497.5	14%
Income taxes	135.3	113.7	19%
Net income	$429.7	$383.8	12%

Basic earnings per share	$1.21	$1.07	13%
Diluted earnings per share	$1.21	$1.06	14%
Weighted-average common shares outstanding	355.8	360.1
Weighted-average common shares outstanding, assuming dilution	356.6	361.9

(1)
Further information on interest on funds held for clients, other income, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and subheadings "Results of Operations" and "Market Risk Factors." These filings are accessible at https://investor.paychex.com.

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	August 31,	May 31,
	2026	2026
ASSETS
Cash and cash equivalents	$600.9	$1,088.2
Restricted cash	55.0	52.8
Corporate investments	333.3	36.3
Interest receivable	39.2	36.1
Accounts receivable, net of allowance for credit losses	1,615.9	1,507.6
PEO unbilled receivables, net of advance collections	680.2	664.2
Prepaid income taxes	11.5	11.2
Prepaid expenses and other current assets	409.2	384.7
Current assets before funds held for clients	3,745.2	3,781.1
Funds held for clients	4,348.4	4,832.2
Total current assets	8,093.6	8,613.3
Property and equipment, net of accumulated depreciation	614.6	588.9
Operating lease right-of-use assets, net of accumulated amortization	75.8	63.9
Intangible assets, net of accumulated amortization	1,626.2	1,684.0
Goodwill	4,534.1	4,527.4
Long-term deferred costs	571.0	555.8
Other long-term assets	145.4	141.2
Total assets	$15,660.7	$16,174.5

LIABILITIES
Accounts payable	$141.4	$154.8
Accrued corporate compensation and related items	132.5	162.1
Accrued worksite employee compensation and related items	824.7	844.8
Accrued income taxes	81.1	87.8
Deferred revenue	70.8	69.4
Other current liabilities	648.8	637.1
Current liabilities before client fund obligations	1,899.3	1,956.0
Client fund obligations	4,440.7	4,884.6
Total current liabilities	6,340.0	6,840.6
Accrued income taxes	145.5	140.5
Deferred income taxes	537.6	543.3
Long-term borrowings, net of debt issuance costs	4,558.0	4,556.1
Operating lease liabilities	62.9	52.2
Other long-term liabilities	311.2	306.7
Total liabilities	11,955.2	12,439.4

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 356.0 shares as of August 31, 2026 and 355.6 shares as of May 31, 2026	3.6	3.6
Additional paid-in capital	1,994.8	1,975.6
Retained earnings	1,788.4	1,805.8
Accumulated other comprehensive loss	(81.3)	(49.9)
Total stockholders’ equity	3,705.5	3,735.1
Total liabilities and stockholders’ equity	$15,660.7	$16,174.5

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Three months ended
	August 31,
	2026	2025
OPERATING ACTIVITIES
Net income	$429.7	$383.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109.8	109.3
Amortization of premiums and discounts on available-for-sale ("AFS") securities and long-term debt, net	(2.2)	(2.1)
Amortization of deferred contract costs	66.0	60.4
Stock-based compensation costs	19.3	26.8
Provision on deferred income taxes	9.3	66.0
Provision for credit losses	8.6	7.7
Net realized (gains)/losses on sales of AFS securities	(0.0)	0.0
Changes in operating assets and liabilities:
Interest receivable	(3.1)	(6.1)
Accounts receivable and PEO unbilled receivables, net	(73.3)	(18.9)
Prepaid expenses and other current assets	(19.8)	29.5
Accounts payable and other current liabilities	(56.7)	124.9
Deferred costs	(86.1)	(68.5)
Net change in other long-term assets and liabilities	12.0	6.3
Net change in operating lease right-of-use assets and liabilities	(0.0)	(0.7)
Net cash provided by operating activities	413.5	718.4
INVESTING ACTIVITIES
Purchases of AFS securities	(5,072.2)	(3,731.9)
Proceeds from sales and maturities of AFS securities	4,880.7	2,547.3
Net purchases of short-term accounts receivable	(63.2)	(47.0)
Purchases of property and equipment	(56.1)	(55.9)
Acquisition of businesses, net of cash acquired	(18.1)	(0.2)
Purchases of other assets, net	(6.9)	(15.0)
Net cash used in investing activities	(335.8)	(1,302.7)
FINANCING ACTIVITIES
Net change in client fund obligations	(443.9)	81.4
Dividends paid	(424.1)	(389.1)
Repurchases of common shares	—	(160.1)
Contingent consideration paid for acquisitions	(15.0)	—
Activity related to equity-based plans	(23.6)	(47.6)
Net cash used in financing activities	(906.6)	(515.4)
Net change in cash, restricted cash, and equivalents	(828.9)	(1,099.7)
Cash, restricted cash, and equivalents, beginning of period	1,484.8	2,734.3
Cash, restricted cash, and equivalents, end of period	$655.9	$1,634.6

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$600.9	$809.0
Restricted cash	55.0	50.4
Restricted cash and restricted cash equivalents included in funds held for clients	-	775.2
Total cash, restricted cash, and equivalents	$655.9	$1,634.6

PAYCHEX, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO THE COMPARABLE GAAP FINANCIAL MEASURES (Unaudited)

(In millions, except per share amounts)

	Three months ended
	August 31,
	2026	2025	Change
Operating income	$619.2	$541.9	14%
Non-GAAP adjustments:
Acquisition-related costs(1)	65.5	84.8
Adjusted operating income	$684.7	$626.7	9%
Adjusted operating margin	42.0%	40.7%

Net income	$429.7	$383.8	12%
Non-GAAP adjustments:
Acquisition-related costs(1)	65.5	84.8
Income tax benefit for acquisition-related costs	(15.7)	(20.6)
Discrete tax windfall related to employee stock-based compensation payments(2)	(0.3)	(7.2)
Adjusted net income	$479.2	$440.8	9%

Diluted earnings per share(3)	$1.21	$1.06	14%
Non-GAAP adjustments:
Acquisition-related costs(1)	0.18	0.23
Income tax benefit for acquisition-related costs	(0.04)	(0.06)
Discrete tax windfall related to employee stock-based compensation payments(2)	(0.00)	(0.02)
Adjusted diluted earnings per share	$1.34	$1.22	10%

Net income	$429.7	$383.8	12%
Non-GAAP adjustments:
Interest expense	65.1	68.2
Interest income on corporate investments	(10.2)	(18.7)
Income taxes	135.3	113.7
Depreciation and amortization expense	109.8	109.3
EBITDA	$729.7	$656.3	11%
Non-GAAP adjustments:
Acquisition-related costs(1)	8.6	23.7
Adjusted EBITDA	$738.3	$680.0	9%

(1)
Acquisition-related costs included in selling, general and administrative expenses include:
•
$56.9 million for the first quarter compared to $61.1 million for the corresponding prior-year period, in amortization of intangibles acquired in the acquisition of Paycor HCM, Inc. ("Paycor")
•
$8.5 million for the first quarter compared to $18.7 million for the corresponding prior-year period, in compensation costs related to the acquisition and integration of Paycor, including replacement awards, severance and retention bonuses, and
•
$0.1 million for the first quarter compared to $5.0 million for the corresponding prior-year period, in other acquisition-related costs.
(2)
Net tax windfall related to stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on option holder decisions related to exercising stock options and fluctuations in our stock price, neither of which is within the control of management.
(3)
The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.